Contact:
Paul Nungester

EVP and CFO 419.785.8700

PNungester@yourpremierbank.com

FOR IMMEDIATE RELEASE

PREMIER FINANCIAL CORP. ANNOUNCES SECOND QUARTER 2022 RESULTS

INCLUDING STRONG LOAN AND DEPOSIT GROWTH

Second Quarter 2022 Highlights

•
Loan growth of $494.1 million (up 35.7% annualized) including $314.8 million for commercial loans excluding PPP (up 34.5% annualized) and $139.2 million for residential loans including held for sale (up 37.8% annualized)
•
Deposit growth of $199.1 million (up 12.6% annualized) including $53.4 million of non-interest-bearing (up 12.3% annualized)
•
Net interest income (tax equivalent) of $59.3 million or $58.5 million excluding PPP and marks, up 2.1% and 8.8%, respectively, from 2022 first quarter
•
Net interest margin (tax equivalent) of 3.36% or 3.32% excluding PPP and acquisition marks accretion, down six but up 12 basis points, respectively, from 2022 first quarter
•
Asset quality improved with non-performing loans down 26.6% and classified loans down 19.0% from 2022 first quarter
•
Declared dividend of $0.30 per share, up 11.1% from prior year comparable period

DEFIANCE, OHIO (July 26, 2022) – Premier Financial Corp. (Nasdaq: PFC) (“Premier” or the “Company”) announced today 2022 second quarter results. Net income for the second quarter of 2022 was $22.4 million, or $0.63 per diluted common share, compared to $31.4 million, or $0.84 per diluted common share, for the second quarter of 2021. The year-over-year comparison is primarily impacted by increased provision for credit losses due to loan growth, lower PPP interest income and securities gain/loss fluctuations, which are summarized as follows and discussed further below.

$000s except EPS	Second quarter 2022			Second quarter 2021
Item	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS
Provision benefit (expense)	($6,566)	($5,187)	($0.15)	$3,919	$3,096	$0.08
PPP interest income	$160	$126	$0.00	$3,950	$3,121	$0.08
Security gains (losses)	($1,161)	($917)	($0.03)	$661	$522	$0.01

“Excellent work by the entire Premier team to essentially drive an entire year’s worth of loan and deposit growth into a single quarter,” said Gary Small, President and CEO of Premier. “Commercial, consumer and residential mortgage balances grew in a range of 8.6% to 13.5% for the quarter while deposit growth totaled 3.2%. Year-to-date loan growth adjusting for PPP totaled 12.4%, a reflection of the strength of the business opportunities across our markets and the solid financial position of the households we serve.”

Quarterly results

Strong loan and deposit growth

Gross loans including those held for sale increased $494.1 million (up 35.7% annualized) on a linked quarter basis. Loan growth occurred in each category including $314.8 million from commercial loans excluding PPP (up 34.5% annualized), $139.2 million from residential loans including held for sale (up 37.8% annualized) and $53.2 million from consumer/home equity loans (up 54.1% annualized). PPP loans decreased $14.1 million and were only $4.6 million as of June 30, 2022.

Deposits increased $199.1 million (up 12.6% annualized) on a linked quarter basis. Deposit growth occurred in each category including $53.4 million from non-interest bearing deposits (up 12.3% annualized) and $145.8 million from interest-bearing deposits (up 12.7% annualized).

Net interest income and margin expansion

Net interest income of $59.3 million on a tax equivalent basis in the second quarter of 2022 was up 2.1% from $58.1 million in the first quarter of 2022 and up 4.3% from $56.9 million in the second quarter of 2021. Net interest margin of 3.36% in the second quarter of 2022 decreased eight basis points from 3.44% in the first quarter of 2022 but increased two basis points from 3.34% in the second quarter of 2021. Results for all periods include the impact of PPP as well as acquisition marks and related accretion for the UCFC acquisition. Second quarter 2022 includes $469,000 of accretion in interest income, $237,000 of accretion in interest expense and $160,000 of interest income on average balances of $13.0 million for PPP. Only $12,000 of PPP fees remain unrecognized as of June 30, 2022. Excluding the impact of acquisition marks accretion and PPP loans, net interest income was $58.5 million, up 8.8% from $53.7 million in the first quarter of 2022 and up 14.0% from $51.3 million in the second quarter of 2021. Additionally, net interest margin was 3.32% for the second quarter of 2022, up 12 basis points from 3.20% for the first quarter of 2022 and the second quarter of 2021. These improved results are primarily due to the combination of loan growth excluding PPP as discussed above and higher loan yields excluding PPP and acquisition marks accretion, which were 3.94% for the second quarter of 2022 compared to 3.80% in the first quarter of 2022 and 3.91% in the second quarter of 2021. The cost of funds in the second quarter of 2022 was 0.24%, up six basis points from the first quarter of 2022 but down two basis points from the second quarter of 2021. The linked quarter increase was primarily due to an increased utilization of higher cost FHLB borrowings as a result of loan growth in excess of deposit growth. The year-over-year decrease is primarily due to lower average deposit costs, which were 0.17% for the second quarter of 2022 compared to 0.22% for the second quarter of 2021.

Service fees increasing but total non-interest income impacted by mortgage banking and securities

Service fees in the second quarter of 2022 were $6.7 million, an 11% increase from $6.0 million in the first quarter of 2022 and a 6% increase from $6.3 million in the second quarter of 2021,primarily due to increased consumer activity for interchange and ATM/NSF charges. However, total non-interest income in the second quarter of 2022 of $14.4 million was down from $16.9 million in the first quarter of 2022 and $17.3 million in the second quarter of 2021 due to fluctuations in mortgage banking and gains/losses on securities. Mortgage banking income decreased $2.3 million on a linked quarter basis due to a $1.4 million decrease in gains primarily from lower saleable mix and a $0.9 million lower MSR valuation gain. Mortgage banking income for the second quarter decreased $0.2 million year-over-year due to a $1.5 million decrease in gains primarily from compressed margins and lower saleable mix offset by a $1.3 million benefit from lower MSR amortization and an MSR valuation gain in 2022 compared to a loss in 2021. Securities losses were $1.2 million in the second quarter of 2022 from decreased valuations on equity securities, compared to $0.6 million of losses on equity securities in the first quarter of 2022 and compared to $0.7 million of net gains in the second quarter of 2021, comprised of $1.5 million from available-for-sale security sales gains offset by $0.8 million of losses on equity securities. Other income for the second quarter decreased $1.5 million from 2021, primarily due to a $1.3 million non-recurring settlement payment in the second quarter of 2021.

“The rising rate environment is having a predictably favorable effect on net interest income,” said Small. “Margin improvement combined with outstanding loan growth make a powerful combination overcoming the unfavorable effects of a flat to inverted yield curve. Our favorable interest income trend is serving to offset the negative effect the current rate environment has created for the residential mortgage business. While our mortgage origination activity has performed well during the first half of the year, the combination of rising rates, interest rate volatility, and general market uncertainty continues to put pressure on gain on sale fee income and is expected to continue through the remainder of the year.”

Managing non-interest expenses and efficiency

Non-interest expenses in the second quarter of 2022 were $39.1 million, a 5% decrease from $41.3 million in the first quarter of 2022 but a 3% increase from $38.1 million in the second quarter of 2021, primarily due to fluctuations in compensation and benefit expenses. Compensation and benefits were $22.3 million in the second quarter of 2022, compared to $25.5 million in the first quarter of 2022 and $21.0 million in the second quarter of 2021. The linked quarter decrease was primarily due to higher deferred costs related to increased loan production and lower healthcare benefit costs. The year-over-year increase was primarily due to costs related to higher staffing levels for our growth initiatives. All other non-interest expenses increased $1.0 million on a linked quarter basis primarily due to consulting/advisory services and decreased a net $0.3 million on a year-over-year basis due to cost cutting initiatives. The efficiency ratio for the second quarter 2022 of 52.23% improved from 54.60% in the first quarter of 2022, primarily due to lower expenses, and was generally consistent with 51.85% in the second quarter of 2021.

“We continue to invest in our people and efforts to improve our client‘s experience while managing to keep our overall expense profile well under control,” said Small.

Credit quality

Non-performing assets totaled $35.2 million, or 0.44% of assets, at June 30, 2022, a decrease from $47.6 million at March 31, 2022, and from $41.3 million at June 30, 2021. Loan delinquencies increased to $11.2 million, or 0.2% of loans, at June 30, 2022, from $7.6 million at March 31, 2022, and from $9.9 million at June 30, 2021. Classified loans totaled $48.8 million, or 0.7% of loans, as of June 30, 2022, a decrease from $60.3 million at March 31, 2022, and from $101.3 million at June 30, 2021.

The 2022 second quarter results include net loan charge-offs of $5.3 million and a total provision expense of $6.6 million, compared with net loan recoveries of $244,000 and a total provision benefit of $3.9 million for the same period in 2021. The current year provision is primarily due to loan growth, whereas the prior year provision was primarily due to the improving economic environment following the COVID-19 pandemic-induced economic recession and reserve increase in 2020. The allowance for credit losses as a percentage of total loans was 1.14% at June 30, 2022, compared with 1.25% at March 31, 2022, and 1.33% at June 30, 2021. The allowance for credit losses as a percentage of total loans excluding PPP and including unaccreted acquisition marks was 1.21% at June 30, 2022, compared with 1.34% at March 31, 2022, and 1.57% at June 30, 2021. The continued economic improvement following the 2020 pandemic-related downturn has resulted in a year-over-year decrease in the allowance percentages.

“Asset quality continued to improve this quarter with a 27% decrease in non-performing loans and a 19% decrease in classified loans,” said Paul Nungester, CFO of Premier. “Our non-performing loans have declined to 0.5% of total loans while our coverage level of non-performing loans has increased to 193%.”

Year to date results

For the six-month period ended June 30, 2022, net income totaled $48.7 million, or $1.36 per diluted common share, compared to $72.4 million, or $1.94 per diluted common share for the six months ended June 30, 2021. The year-over-year comparison is primarily impacted by fluctuations in the provision for credit losses, mortgage banking income, PPP interest income and securities gains/losses, which are summarized as follows.

$000s except EPS	First half 2022			First half 2021
Item	Pre-tax	After-tax	EPS	Pre-tax	After-tax	EPS
Provision benefit (expense)	($7,501)	($5,926)	($0.17)	$10,882	$8,596	$0.23
Mortgage banking income	$6,200	$4,898	$0.14	$12,691	$10,025	$0.27
PPP interest income	$3,801	$3,003	$0.08	$8,971	$7,087	$0.19
Security gains (losses)	($1,804)	($1,425)	($0.04)	$2,787	$2,202	$0.06

Net interest income of $117.4 million on a tax equivalent basis in the first half of 2022 was up 3.3% from $113.6 million in the first half of 2021. Net interest margin of 3.40% in the first half of 2022 increased by one basis point from 3.39% in the first half of 2021. Results for each period include the impact of PPP as well as acquisition marks and related accretion for the UCFC acquisition. The first half of 2022 includes $959,000 of accretion in interest income, $484,000 of accretion in interest expense and $3.8 million of interest income on average balances of $22.9 million for PPP. Excluding the impact of acquisition marks accretion and PPP loans, net interest income was $112.2 million, up 10.8% from $101.3 million in the first half of 2021. Additionally, net interest margin was 3.26% for the first half of 2022, up four basis points from 3.22% for first half of 2021. These improved results are primarily due to lower costs of funds and loan growth excluding PPP, partially offset by lower PPP income and accretion from acquisition marks. Cost of funds in the first half of 2022 were 0.21%, down 8 basis points from the first half of 2021. The year-over-year decrease is primarily due to lower average deposit costs, which were 0.16% for the first half of 2022 compared to 0.25% for the first half of 2021.

Service fees in the first half of 2022 were $12.7 million, an 8% increase from $11.8 million in the first half of 2021, primarily due to increased consumer activity for interchange and ATM/NSF charges. However, total non-interest income in the first half of 2022 of $31.2 million was down from $43.4 million in the first half of 2021 due to fluctuations in mortgage banking, gains/losses on securities and other income. Mortgage banking income decreased $6.5 million from 2021 due to a $4.6 million decrease in gains primarily from compressed margins and lower saleable mix and a $3.3 million decrease from lower MSR valuation gains, partially offset by a $1.5 million benefit from lower MSR amortization. Securities losses were $1.8 million in the first half of 2022 from decreased valuations on equity securities compared to $2.8 million of net gains in the first half of 2021 comprised of $2.0 million from available-for-sale security sales gains and $0.8 million of gains on equity securities. Other income for the first half decreased $1.5 million from 2021, primarily due to a $1.3 million non-recurring settlement payment in the first half of 2021.

Non-interest expenses in the first half of 2022 were $80.4 million, a 5% increase from $76.7 million in the first half of 2021, primarily due to fluctuations in compensation and benefit expenses. Compensation and benefits were $47.8 million in the first half of 2022 compared to $43.0 million in the first half of 2021. The year-over-year increase was primarily due to costs related to higher staffing levels for our growth initiatives. All other non-interest expenses decreased a net $1.2 million on a year-over-year basis due to cost cutting initiatives. The efficiency ratio for the first half of 2022 was 53.42% compared to 49.75% in the first half of 2021, partly due to higher expenses but primarily due to lower non-interest income discussed above.

The 2022 first half results include net loan charge-offs of $5.2 million and a total provision expense of $7.5 million, compared with net loan recoveries of $500,000 and a total provision benefit of $10.9 million for the same period in 2021. The current year’s provision expense is primarily due to loan growth, whereas the prior year’s provision benefit was primarily due to the improving economic environment following the COVID-19 pandemic-induced economic recession and reserve increase in 2020.

Total assets at $8.01 billion

Total assets at June 30, 2022, were $8.01 billion, compared to $7.59 billion at March 31, 2022, and $7.59 billion at June 30, 2021. Gross loans receivable were $5.90 billion at June 30, 2022, compared to $5.39 billion at March 31, 2022, and $5.35 billion at June 30, 2021. At June 30, 2022, gross loans receivable increased $547.7 million from a year ago, despite a $282.7 million decrease in PPP loans. Excluding PPP, loans grew $830.4 million organically, or 16.4% from a year ago. Commercial loans excluding PPP increased by $543.2 million from June 30, 2021, to 2022, or 15.9%. Securities at June 30, 2022, were $1.15 billion, compared to $1.23 billion at March 31, 2022, and $1.29 billion at June 30, 2021. Also, at June 30, 2022, goodwill and other intangible assets totaled $339.3 million compared to $340.6 million at March 31, 2022, and $345.1 million at June 30, 2021, with the decreases attributable to intangibles amortization.

Total deposits at June 30, 2021, were $6.52 billion, compared with $6.32 billion at March 31, 2022, and $6.29 billion at June 30, 2021. At June 30, 2022, total deposits grew $199.1 million organically, or 12.6% annualized from the prior quarter and $224.9 million of 3.6% from June 30, 2021.

Total stockholders’ equity was $0.90 billion at June 30, 2022, compared to $0.94 billion at March 31, 2022, and $1.03 billion at June 30, 2021. The quarterly decrease in stockholders’ equity was primarily due to a decrease in accumulated other comprehensive income (“AOCI”) and buybacks. The decrease in AOCI is primarily related to a $42.0 million negative valuation adjustment on the available-for-sale securities portfolio. The Company also completed the repurchase of 90,870 common shares for $2.6 million during the quarter. At June 30, 2022, 1,200,130 common shares remained available for repurchase under the Company’s existing repurchase program.

Dividend to be paid August 12

The Board of Directors declared a quarterly cash dividend of $0.30 per common share payable August 12, 2022, to shareholders of record at the close of business on August 5, 2022. The dividend represents an annual dividend of 4.4 percent based on the Premier common stock closing price on July 25, 2022. Premier has approximately 35,555,000 common shares outstanding.

Conference call

Premier will host a conference call at 11:00 a.m. ET on Wednesday, July 27, 2022, to discuss the earnings results and business trends. The conference call may be accessed by calling 1-844-200-6205 and using access code 276702. Internet access to the call is also available (in listen-only mode) at the following URL: https://events.q4inc.com/attendee/403093314.The webcast replay of the conference call will be available at www.PremierFinCorp.com for one year.

About Premier Financial Corp.

Premier Financial Corp. (Nasdaq: PFC), headquartered in Defiance, Ohio, is the holding company for Premier Bank and First Insurance Group. Premier Bank, headquartered in Youngstown, Ohio, operates 74 branches and 12 loan offices in Ohio, Michigan, Indiana, Pennsylvania and West Virginia (West Virginia office operates as Home Savings Bank) and serves clients through a team of wealth professionals dedicated to each community banking branch. First Insurance Group is a full-service insurance agency with ten offices in Ohio. For more information, visit the company’s website at PremierFinCorp.com.

Financial Statements and Highlights Follow-

Safe Harbor Statement

This document may contain certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. These statements may include, but are not limited to, statements regarding projections, forecasts, goals and plans of Premier Financial Corp. and its management, future movements of interests, loan or deposit production levels, future credit quality ratios, future strength in the market area, and growth projections. These statements do not describe historical or current facts and may be identified by words such as “intend,” “intent,” “believe,” “expect,” “estimate,” “target,” “plan,” “anticipate,” or similar words or phrases, or future or conditional verbs such as “will,” “would,” “should,” “could,” “might,” “may,” “can,” or similar verbs. There can be no assurances that the forward-looking statements included in this presentation will prove to be accurate. In light of the significant uncertainties in the forward-looking statements, the inclusion of such information should not be regarded as a representation by Premier or any other persons, that our objectives and plans will be achieved. Forward-looking statements involve numerous risks and uncertainties, any one or more of which could affect Premier’s business and financial results in future periods and could cause actual results to differ materially from plans and projections. These risks and uncertainties include, but not limited to: impacts from the novel coronavirus (COVID-19) pandemic on the economy, financial markets, our customers, and our business and results of operation; changes in interest rates; disruptions in the mortgage market; risks and uncertainties inherent in general and local banking, insurance and mortgage conditions; political uncertainty; uncertainty in U.S. fiscal or monetary policy; uncertainty concerning or disruptions relating to tensions surrounding the current socioeconomic landscape; competitive factors specific to markets in which Premier operates; increasing competition for financial products from other financial institutions and nonbank financial technology companies; legislative or regulatory rulemaking or actions; capital market conditions; security breaches or unauthorized disclosure of confidential customer or Company information; interruptions in the effective operation of information and transaction processing systems of Premier or Premier’s vendors and service providers; failures or delays in integrating or adopting new technology; the impact of the cessation of LIBOR interest rates and implementation of a replacement rate; and other risks and uncertainties detailed from time to time in our Securities and Exchange Commission (SEC) filings, including our Annual Report on Form 10-K for the year ended December 31, 2021 and any further amendments thereto. All forward-looking statements made in this presentation are based on information presently available to the management of Premier and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statements, whether as a result of new information, future developments or otherwise, except as may be required by law. As required by U.S. GAAP, Premier will evaluate the impact of subsequent events through the issuance date of its June 30, 2022, consolidated financial statements as part of its Quarterly Report on Form 10-Q to be filed with the SEC. Accordingly, subsequent events could occur that may cause Premier to update its critical accounting estimates and to revise its financial information from that which is contained in this news release.

Non-GAAP Reporting Measures

We believe that net income, as defined by U.S. GAAP, is the most appropriate earnings measurement. However, we consider core net interest income to be a useful supplemental measure of our operating performance. We define core net interest income as net interest income on a tax-equivalent basis excluding income from PPP loans and purchase accounting marks accretion. We believe that this metric is a useful supplemental measure of operating performance because investors and equity analysts may use this measure to compare the operating performance of the Company between periods or as compared to other financial institutions or other companies on a consistent basis without having to account for income from PPP loans and purchase accounting marks accretion. Our supplemental reporting measures and similarly entitled financial measures are widely used by investors, equity and debt analysts and ratings agencies in the valuation, comparison, rating and investment recommendations of companies. Our management uses these financial measures to facilitate internal and external comparisons to historical operating results and in making operating decisions. Additionally, they are utilized by the Board of Directors to evaluate management. The supplemental reporting measures do not represent net income or cash flow provided from operating activities as determined in accordance with U.S. GAAP and should not be considered as alternative measures of profitability or liquidity. Finally, the supplemental reporting measures, as defined by us, may not be comparable to similarly entitled items reported by other financial institutions or other companies. Please see the exhibits for reconciliations of our supplemental reporting measures.

Consolidated Balance Sheets (Unaudited)
Premier Financial Corp.

	June 30,	March 31,	December 31,	September 30,	June 30,
(in thousands)	2022	2022	2021	2021	2021

Assets
Cash and cash equivalents
Cash and amounts due from depositories	$62,080	$62,083	$54,858	$63,480	$63,790
Interest-bearing deposits	72,314	91,683	106,708	51,614	67,718
	134,394	153,766	161,566	115,094	131,508

Available-for-sale, carried at fair value	1,140,466	1,219,365	1,206,260	1,250,087	1,279,128
Equity securities, carried at fair value	13,293	13,454	14,097	12,965	12,945
Securities investments	1,153,759	1,232,819	1,220,357	1,263,052	1,292,073

Loans (1)	5,890,823	5,388,331	5,296,168	5,269,566	5,348,400
Allowance for credit losses - loans	(67,074)	(67,195)	(66,468)	(73,217)	(71,367)
Loans, net	5,823,749	5,321,136	5,229,700	5,196,349	5,277,033
Loans held for sale	145,092	153,498	162,947	178,490	199,070
Mortgage servicing rights	20,693	20,715	19,538	19,105	18,041
Accrued interest receivable	22,533	21,765	20,767	22,994	23,459
Federal Home Loan Bank stock	23,991	15,332	11,585	11,585	12,747
Bank Owned Life Insurance	168,746	167,763	166,767	166,866	145,919
Office properties and equipment	54,060	54,684	55,602	56,073	56,259
Real estate and other assets held for sale	462	253	171	261	45
Goodwill	317,948	317,948	317,948	317,948	317,948
Core deposit and other intangibles	21,311	22,691	24,129	25,612	27,140
Other assets	123,886	108,510	90,325	94,889	92,478
Total Assets	$8,010,624	$7,590,880	$7,481,402	$7,468,318	$7,593,720

Liabilities and Stockholders’ Equity
Non-interest-bearing deposits	$1,786,516	$1,733,157	$1,724,772	$1,618,769	$1,649,664
Interest-bearing deposits	4,729,828	4,584,078	4,557,279	4,629,889	4,641,795
Total deposits	6,516,344	6,317,235	6,282,051	6,248,658	6,291,459
Advances from FHLB	380,000	150,000	-	-	105,000
Notes payable and other interest-bearing liabilities	-	-	-	18,812	-
Subordinated debentures	85,039	85,008	84,976	84,944	84,913
Advance payments by borrowers	40,344	20,332	24,716	19,495	19,474
Reserve for credit losses - unfunded commitments	6,755	5,340	5,031	5,838	5,613
Other liabilities	80,995	69,669	61,132	58,702	59,558
Total Liabilities	7,109,477	6,647,584	6,457,906	6,436,449	6,566,017
Stockholders’ Equity
Preferred stock	-	-	-	-	-
Common stock, net	306	306	306	306	306
Additional paid-in-capital	690,905	691,350	691,132	690,783	689,785
Accumulated other comprehensive income (loss)	(126,754)	(75,497)	(3,428)	1,609	10,953
Retained earnings	470,779	459,087	443,517	428,518	410,153
Treasury stock, at cost	(134,089)	(131,950)	(108,031)	(89,347)	(83,494)
Total Stockholders’ Equity	901,147	943,296	1,023,496	1,031,869	1,027,703
Total Liabilities and Stockholders’ Equity	$8,010,624	$7,590,880	$7,481,402	$7,468,318	$7,593,720

(1) Includes PPP loans of:	$4,561	$18,660	$58,906	$143,949	$287,229

Consolidated Statements of Income (Unaudited)
Premier Financial Corp.
	Three Months Ended					Six Months Ended
(in thousands, except per share amounts)	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
Interest Income:
Loans	$56,567	$55,241	$55,007	$55,443	$55,772	$111,808	$113,338
Investment securities	6,197	5,479	5,369	5,325	4,994	11,676	8,674
Interest-bearing deposits	120	46	56	33	42	166	108
FHLB stock dividends	174	59	58	60	56	233	115
Total interest income	63,058	60,825	60,490	60,861	60,864	123,883	122,235
Interest Expense:
Deposits	2,671	2,222	2,615	3,144	3,559	4,893	7,723
FHLB advances	527	13	-	11	12	540	12
Subordinated debentures	763	696	673	671	674	1,459	1,369
Notes Payable	1	-	-	-	-	1	-
Total interest expense	3,962	2,931	3,288	3,826	4,245	6,893	9,104
Net interest income	59,096	57,894	57,202	57,035	56,619	116,990	113,131
Provision (benefit) for credit losses - loans	5,151	626	2,816	1,594	(3,631)	5,777	(11,145)
Provision (benefit) for credit losses - unfunded commitments	1,415	309	(807)	226	(288)	1,724	263
Total provision (benefit) for credit losses	6,566	935	2,009	1,820	(3,919)	7,501	(10,882)
Net interest income after provision	52,530	56,959	55,193	55,215	60,538	109,489	124,013
Non-interest Income:
Service fees and other charges	6,676	6,000	6,351	6,067	6,282	12,676	11,751
Mortgage banking income	1,948	4,252	3,060	6,175	2,157	6,200	12,691
Gain (loss) on sale of available for sale securities	-	-	-	233	1,469	-	1,985
Gain (loss) on equity securities	(1,161)	(643)	1,132	20	(808)	(1,804)	802
Insurance commissions	4,334	4,639	3,379	3,461	4,059	8,973	8,940
Wealth management income	1,414	1,477	1,383	1,321	1,566	2,891	3,322
Income from Bank Owned Life Insurance	983	996	2,145	947	859	1,979	2,028
Other non-interest income	171	142	129	146	1,700	313	1,859
Total Non-interest Income	14,365	16,863	17,579	18,370	17,284	31,228	43,378
Non-interest Expense:
Compensation and benefits	22,334	25,541	24,247	23,355	21,046	47,875	43,044
Occupancy	3,494	3,700	3,859	3,693	3,837	7,194	7,949
FDIC insurance premium	802	593	781	695	522	1,395	1,420
Financial institutions tax	1,074	1,191	526	1,187	1,177	2,265	2,367
Data processing	3,442	3,335	3,447	3,387	3,334	6,777	6,716
Amortization of intangibles	1,380	1,438	1,483	1,528	1,575	2,818	3,197
Other non-interest expense	6,563	5,497	7,145	5,256	6,623	12,060	12,043
Total Non-interest Expense	39,089	41,295	41,488	39,101	38,114	80,384	76,736
Income before income taxes	27,806	32,527	31,284	34,484	39,708	60,333	90,655
Income tax expense	5,446	6,170	5,974	6,124	8,323	11,616	18,274
Net Income	$22,360	$26,357	$25,310	$28,360	$31,385	$48,717	$72,381

Earnings per common share:
Basic	$0.63	$0.73	$0.69	$0.76	$0.84	$1.36	$1.94
Diluted	$0.63	$0.73	$0.69	$0.76	$0.84	$1.36	$1.94

Average Shares Outstanding:
Basic	35,560	35,978	36,740	37,100	37,276	35,768	37,274
Diluted	35,682	36,090	36,848	37,185	37,358	35,880	37,351

Premier Financial Corp.
Selected Quarterly Information

(dollars in thousands, except per share data)	2Q22	1Q22	4Q21	3Q21	2Q21	YTD 2022	YTD 2021
Summary of Operations
Tax-equivalent interest income (1)	$63,283	$61,054	$60,740	$61,117	$61,134	$124,336	$122,742
Interest expense	3,962	2,931	3,288	3,826	4,245	6,893	9,104
Tax-equivalent net interest income (1)	59,321	58,123	57,452	57,291	56,889	117,443	113,638
Provision expense (benefit) for credit losses	6,566	935	2,009	1,820	(3,919)	7,501	(10,882)
Investment securities gains (losses)	(1,161)	(643)	1,132	253	661	(1,804)	2,787
Non-interest income (ex securities gains/losses)	15,526	17,506	16,447	18,117	16,623	33,032	40,591
Non-interest expense	39,089	41,295	41,488	39,101	38,114	80,384	76,736
Income tax expense	5,446	6,170	5,974	6,124	8,323	11,616	18,274
Net income	22,360	26,357	25,310	28,360	31,385	48,717	72,381
Tax equivalent adjustment (1)	225	229	250	256	270	453	507
At Period End
Total assets	$8,010,624	$7,590,880	$7,481,402	$7,468,318	$7,593,720
Goodwill and intangibles	339,259	340,639	342,077	343,560	345,088
Tangible assets (2)	7,671,365	7,250,241	7,139,325	7,124,758	7,248,632
Earning assets	7,218,905	6,881,663	6,797,765	6,774,307	6,920,008
Loans	5,890,823	5,388,331	5,296,168	5,269,566	5,348,400
Allowance for loan losses	67,074	67,195	66,468	73,217	71,367
Deposits	6,516,344	6,317,235	6,282,051	6,248,658	6,291,459
Stockholders’ equity	901,147	943,296	1,023,496	1,031,869	1,027,703
Stockholders’ equity / assets	11.25%	12.43%	13.68%	13.82%	13.53%
Tangible equity (2)	561,888	602,657	681,419	688,309	682,615
Tangible equity / tangible assets	7.32%	8.31%	9.54%	9.66%	9.42%
Average Balances
Total assets	$7,742,550	$7,541,414	$7,510,397	$7,529,100	$7,549,531	$7,626,888	$7,444,791
Earning assets	7,051,661	6,754,862	6,736,250	6,773,021	6,806,275	6,904,082	6,709,348
Loans	5,667,853	5,382,825	5,356,113	5,416,696	5,495,782	5,526,127	5,562,379
Deposits and interest-bearing liabilities	6,706,250	6,415,483	6,386,341	6,422,455	6,454,731	6,561,669	6,365,441
Deposits	6,385,857	6,314,217	6,301,384	6,317,229	6,339,673	6,350,235	6,265,394
Stockholders’ equity	921,847	1,033,816	1,035,717	1,020,206	1,006,757	961,873	989,800
Goodwill and intangibles	339,932	341,353	342,853	344,331	345,972	340,639	346,810
Tangible equity (2)	581,915	692,463	692,864	675,875	660,785	621,234	642,990
Per Common Share Data
Net Income (Loss):
Basic	$0.63	$0.73	$0.69	$0.76	$0.84	$1.36	$1.94
Diluted	0.63	0.73	0.69	0.76	0.84	1.36	1.94
Dividends Paid	0.30	0.30	0.28	0.27	0.26	0.60	0.50
Market Value:
High	$30.13	$32.52	$34.00	$32.72	$33.97	$32.52	$35.90
Low	25.31	28.58	28.75	25.80	27.76	25.31	22.23
Close	25.35	30.33	30.91	31.84	28.41	30.91	28.41
Common Book Value	25.35	26.48	28.13	27.90	27.64
Tangible Common Book Value (2)	15.80	16.92	18.73	18.61	18.36
Shares outstanding, end of period (000s)	35,555	35,621	36,384	36,978	37,178

Performance Ratios (annualized)
Tax-equivalent net interest margin (1)	3.36%	3.44%	3.41%	3.38%	3.34%	3.40%	3.39%
Return on average assets	1.16%	1.42%	1.34%	1.49%	1.67%	1.29%	1.96%
Return on average equity	9.73%	10.34%	9.70%	11.03%	12.50%	10.21%	14.75%
Return on average tangible equity	15.41%	15.44%	14.49%	16.65%	19.05%	15.81%	22.70%
Efficiency ratio (3)	52.23%	54.60%	56.14%	51.85%	51.85%	53.42%	49.75%
Effective tax rate	19.59%	18.97%	19.10%	17.76%	20.96%	19.25%	20.16%
Common dividend payout ratio	47.62%	41.10%	40.58%	35.53%	30.95%	44.12%	25.77%

(1) Interest income on tax-exempt securities and loans has been adjusted to a tax-equivalent basis using the statutory federal income tax rate of 21%.

(2) Tangible assets = total assets less the sum of goodwill and core deposit and other intangibles. Tangible equity = total stockholders' equity less the sum of goodwill, core deposit and other intangibles, and preferred stock. Tangible common book value = tangible equity divided by shares outstanding at the end of the period.

(3) Efficiency ratio = Non-interest expense divided by sum of tax-equivalent net interest income plus non-interest income, excluding securities gains or losses, net.

Premier Financial Corp.
Yield Analysis
(dollars in thousands)
	Three Months Ended					Six Months Ended
	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
Average Balances
Interest-earning assets:
Loans receivable (1)	$5,667,853	$5,382,825	$5,356,113	$5,416,696	$5,495,782	$5,526,127	$5,562,379
Securities	1,288,073	1,250,321	1,245,096	1,273,148	1,193,363	1,269,301	1,009,695
Interest Bearing Deposits	76,401	109,757	123,456	71,276	106,025	92,987	125,732
FHLB stock	19,334	11,959	11,585	11,901	11,105	15,667	11,542
Total interest-earning assets	7,051,661	6,754,862	6,736,250	6,773,021	6,806,275	6,904,082	6,709,348
Non-interest-earning assets	690,889	786,552	774,147	756,079	743,256	722,806	735,443
Total assets	$7,742,550	$7,541,414	$7,510,397	$7,529,100	$7,549,531	$7,626,888	$7,444,791
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$4,614,223	$4,600,801	$4,609,064	$4,649,462	$4,640,196	$4,607,549	$4,593,493
FHLB advances and other	234,945	16,278	-	20,098	30,165	126,215	15,166
Subordinated debentures	85,020	84,988	84,957	84,924	84,893	85,004	84,881
Notes payable	428	-	-	204	-	215	-
Total interest-bearing liabilities	4,934,616	4,702,067	4,694,021	4,754,688	4,755,254	4,818,983	4,693,540
Non-interest bearing deposits	1,771,634	1,713,416	1,692,320	1,667,767	1,699,477	1,742,686	1,671,901
Total including non-interest-bearing deposits	6,706,250	6,415,483	6,386,341	6,422,455	6,454,731	6,561,669	6,365,441
Other non-interest-bearing liabilities	114,453	92,115	88,339	86,439	88,043	103,346	89,550
Total liabilities	6,820,703	6,507,598	6,474,680	6,508,894	6,542,774	6,665,015	6,454,991
Stockholders' equity	921,847	1,033,816	1,035,717	1,020,206	1,006,757	961,873	989,800
Total liabilities and stockholders' equity	$7,742,550	$7,541,414	$7,510,397	$7,529,100	$7,549,531	$7,626,888	$7,444,791
Average interest-earning assets to interest-bearing liabilities	143%	144%	144%	142%	143%	143%	143%

Interest Income/Expense
Interest-earning assets:
Loans receivable (2)	$56,573	$55,248	$55,013	$55,444	$55,786	$111,821	$113,366
Securities (2)	6,416	5,701	5,612	5,580	5,250	12,116	9,153
Interest Bearing Deposits	120	46	56	33	42	233	108
FHLB stock	174	59	59	60	56	166	115
Total interest-earning assets	63,283	61,054	60,740	61,117	61,134	124,336	122,742
Deposits and Interest-bearing liabilities:
Interest bearing deposits	$2,671	$2,222	$2,615	$3,144	$3,559	$4,893	$7,723
FHLB advances and other	527	13	-	11	12	540	12
Subordinated debentures	763	696	673	671	674	1,459	1,369
Notes payable	1	-	-	-	-	1	-
Total interest-bearing liabilities	3,962	2,931	3,288	3,826	4,245	6,893	9,104
Non-interest bearing deposits	-	-	-	-	-	-	-
Total including non-interest-bearing deposits	3,962	2,931	3,288	3,826	4,245	6,893	9,104
Net interest income	$59,321	$58,123	$57,452	$57,291	$56,889	$117,443	$113,638
Less: PPP income	(160)	(3,641)	(2,686)	(2,887)	(3,950)	(3,801)	(8,971)
Less: Acquisition marks accretion	(706)	(737)	(1,595)	(879)	(1,641)	(1,443)	(3,395)
Core net interest income	$58,455	$53,745	$53,171	$53,525	$51,298	$112,199	$101,272

Average Rates (3)

Interest-earning assets:
Loans receivable	3.99%	4.11%	4.11%	4.09%	4.06%	4.05%	4.08%
Securities (4)	1.99%	1.82%	1.80%	1.75%	1.76%	1.91%	1.81%
Interest Bearing Deposits	0.63%	0.17%	0.18%	0.19%	0.16%	0.50%	0.17%
FHLB stock	3.60%	1.97%	2.04%	2.02%	2.02%	2.12%	1.99%
Total interest-earning assets	3.59%	3.62%	3.61%	3.61%	3.59%	3.60%	3.66%
Deposits and Interest-bearing liabilities:
Interest bearing deposits	0.23%	0.19%	0.23%	0.27%	0.31%	0.21%	0.34%
FHLB advances and other	0.90%	0.32%	0.00%	0.22%	0.16%	0.86%	0.16%
Subordinated debentures	3.59%	3.28%	3.17%	3.16%	3.18%	3.43%	3.23%
Notes payable	0.93%	-	-	0.75%	-	0.93%	-
Total interest-bearing liabilities	0.32%	0.25%	0.28%	0.32%	0.36%	0.29%	0.39%
Non-interest bearing deposits	-	-	-	-	-	-	-
Total including non-interest-bearing deposits	0.24%	0.18%	0.21%	0.24%	0.26%	0.21%	0.29%
Net interest spread	3.27%	3.37%	3.33%	3.29%	3.23%	3.31%	3.27%
Net interest margin (5)	3.36%	3.44%	3.41%	3.38%	3.34%	3.40%	3.39%
Core net interest margin (5)	3.32%	3.20%	3.21%	3.27%	3.20%	3.26%	3.22%

(1) Includes average PPP loans of:	$12,966	$32,853	$101,804	$219,366	$378,545	$22,855	$406,826

(2) Interest on certain tax exempt loans and securities is not taxable for Federal income tax purposes. In order to compare the tax-exempt yields on these assets to taxable yields, the interest earned on these assets is adjusted to a pre-tax equivalent amount based on the marginal corporate federal income tax rate of 21%.

(3) Annualized.
(4) Securities yield = annualized interest income divided by the average balance of securities, excluding average unrealized gains/losses.

(5) Net interest margin is tax equivalent net interest income divided by average interest-earning assets. Core net interest margin represents net interest margin excluding PPP and acquisition marks accretion.

Premier Financial Corp.
Selected Quarterly Information

(dollars in thousands)	2Q22	1Q22	4Q21	3Q21	2Q21
Loan Portfolio Composition
One to four family residential real estate	$1,382,202	$1,222,057	$1,167,466	$1,129,877	$1,138,433
Construction	1,093,695	883,712	862,815	885,586	830,822
Commercial real estate	2,655,730	2,495,469	2,450,349	2,389,759	2,405,653
Commercial	991,803	910,553	895,638	952,729	1,051,972
Home equity and improvement	266,144	261,176	264,354	264,140	261,842
Consumer finance	180,539	132,294	126,417	125,163	118,526
Total loans	6,570,113	5,905,261	5,767,039	5,747,254	5,807,248
Less:
Undisbursed loan funds	688,849	525,545	477,890	481,434	458,156
Deferred loan origination fees	(9,559)	(8,615)	(7,019)	(3,746)	692
Allowance for credit losses - loans	67,074	67,195	66,468	73,217	71,367
Net Loans	$5,823,749	$5,321,136	$5,229,700	$5,196,349	$5,277,033
Loans held for sale	$145,092	$153,498	$162,947	$178,490	$199,070

PPP loans	$4,561	$18,660	$58,906	$143,949	$287,229
Core commercial loans (1)	3,962,562	3,647,783	3,550,385	3,461,893	3,424,698
Core residential loans (1)	1,612,550	1,473,301	1,452,034	1,449,165	1,455,867
Core loans (1)	5,886,262	5,369,671	5,237,262	5,125,617	5,061,171

Allowance for credit losses - loans
Beginning allowance	$67,195	$66,468	$73,217	$71,367	$74,754
Provision (benefit) for credit losses - loans	5,151	626	2,816	1,594	(3,631)
Net recoveries (charge-offs)	(5,272)	101	(9,565)	256	244
Ending allowance	$67,074	$67,195	$66,468	$73,217	$71,367

Credit Quality
Total non-performing loans (2)	$34,735	$47,298	$48,014	$59,865	$41,296
Real estate owned (REO)	462	253	171	261	45
Total non-performing assets (3)	$35,197	$47,551	$48,185	$60,126	$41,341
Net charge-offs (recoveries)	5,272	(101)	9,565	(256)	(244)

Restructured loans, accruing (4)	5,899	6,287	7,768	6,503	5,939

Allowance for credit losses - loans / loans	1.14%	1.25%	1.26%	1.39%	1.33%
Allowance for credit losses - loans / non-performing assets	190.57%	141.31%	137.94%	121.77%	172.63%
Allowance for credit losses - loans / non-performing loans	193.10%	142.07%	138.43%	122.30%	172.82%
Non-performing assets / loans plus REO	0.60%	0.88%	0.91%	1.14%	0.77%
Non-performing assets / total assets	0.44%	0.63%	0.64%	0.81%	0.54%
Net charge-offs / average loans (annualized)	0.37%	-0.01%	0.71%	-0.02%	-0.02%
Net charge-offs / average loans LTM	0.27%	0.17%	0.16%	0.00%	0.06%

Deposit Balances
Non-interest-bearing demand deposits	$1,786,516	$1,733,157	$1,724,772	$1,618,769	$1,649,664
Interest-bearing demand deposits and money market	3,106,306	3,029,260	2,952,705	2,962,032	2,890,769
Savings deposits	832,859	830,143	804,451	786,929	777,862
Retail time deposits less than $250	532,836	586,967	636,477	692,224	720,317
Retail time deposits greater than $250	257,827	137,708	163,646	188,704	252,847
Total deposits	$6,516,344	$6,317,235	$6,282,051	$6,248,658	$6,291,459

 (1) Core loans represents total loans excluding undisbursed loan funds, deferred loan origination fees and PPP loans. Core commercial loans represents total commercial real estate, commercial and commercial construction excluding commercial undisbursed loan funds, deferred loan origination fees and PPP loans. Core residential loans represents total loans held for sale, one to four family residential real estate and residential construction excluding residential undisbursed loan funds and deferred loan origination fees.

(2) Non-performing loans consist of non-accrual loans.
(3) Non-performing assets are non-performing loans plus real estate and other assets acquired by foreclosure or deed-in-lieu thereof.
(4) Accruing restructured loans are loans with known credit problems that are not contractually past due and therefore are not included in non-performing loans.

Premier Financial Corp.

Loan Delinquency Information
(dollars in thousands)	Total Balance	Current	30 to 89 days past due	% of Total	Non Accrual Loans	% of Total

June 30, 2022
One to four family residential real estate	$1,382,202	$1,367,037	$7,176	0.5%	$7,989	0.6%
Construction	1,093,695	1,093,695	-	0.0%	-	0.0%
Commercial real estate	2,655,730	2,641,216	1	0.0%	14,513	0.5%
Commercial	991,803	984,065	-	0.0%	7,738	0.8%
Home equity and improvement	266,144	261,576	1,943	0.7%	2,625	1.0%
Consumer finance	180,539	176,608	2,061	1.1%	1,870	1.0%
Total loans	$6,570,113	$6,524,197	$11,181	0.2%	$34,735	0.5%

March 31, 2022
One to four family residential real estate	$1,222,057	$1,206,560	$3,843	0.3%	$11,654	1.0%
Construction	883,712	883,712	-	0.0%	-	0.0%
Commercial real estate	2,495,469	2,480,656	181	0.0%	14,632	0.6%
Commercial	910,553	894,923	18	0.0%	15,612	1.7%
Home equity and improvement	261,176	256,667	1,333	0.5%	3,176	1.2%
Consumer finance	132,294	127,856	2,214	1.7%	2,224	1.7%
Total loans	$5,905,261	$5,850,374	$7,589	0.1%	$47,298	0.8%

June 30, 2021
One to four family residential real estate	$1,138,433	$1,122,060	$5,757	0.5%	$10,616	0.9%
Construction	830,822	830,242	580	0.1%	-	0.0%
Commercial real estate	2,405,653	2,388,082	53	0.0%	17,518	0.7%
Commercial	1,051,972	1,044,265	-	0.0%	7,707	0.7%
Home equity and improvement	261,842	256,259	1,955	0.7%	3,628	1.4%
Consumer finance	118,526	115,169	1,530	1.3%	1,827	1.5%
Total loans	$5,807,248	$5,756,077	$9,875	0.2%	$41,296	0.7%

Loan Risk Ratings Information
(dollars in thousands)	Total Balance	Pass Rated	Special Mention	% of Total	Classified	% of Total

June 30, 2022
One to four family residential real estate	$1,370,167	$1,361,875	$1,244	0.1%	$7,048	0.5%
Construction	1,093,695	1,093,695	-	0.0%	-	0.0%
Commercial real estate	2,654,003	2,551,971	77,224	2.9%	24,808	0.9%
Commercial	984,972	956,229	21,428	2.2%	7,315	0.7%
Home equity and improvement	263,330	261,530	-	0.0%	1,800	0.7%
Consumer finance	180,183	178,346	-	0.0%	1,837	1.0%
PCD loans	23,763	17,632	95	0.4%	6,036	25.4%
Total loans	$6,570,113	$6,421,278	$99,991	1.5%	$48,844	0.7%

March 31, 2022
One to four family residential real estate	$1,209,537	$1,198,311	$1,295	0.1%	$9,931	0.8%
Construction	883,712	883,712	-	0.0%	-	0.0%
Commercial real estate	2,492,324	2,373,111	93,550	3.8%	25,663	1.0%
Commercial	901,957	869,615	20,558	2.3%	11,784	1.3%
Home equity and improvement	258,041	255,883	-	0.0%	2,158	0.8%
Consumer finance	131,846	129,747	-	0.0%	2,099	1.6%
PCD loans	27,844	19,110	98	0.4%	8,636	31.0%
Total loans	$5,905,261	$5,729,489	$115,501	2.0%	$60,271	1.0%

June 30, 2021
One to four family residential real estate	$1,125,097	$1,114,219	$1,117	0.1%	$9,761	0.9%

Construction	830,822	815,429	15,393	1.9%	-	0.0%
Commercial real estate	2,393,591	2,217,858	132,099	5.5%	43,634	1.8%
Commercial	1,038,059	991,021	24,898	2.4%	22,140	2.1%
Home equity and improvement	257,618	255,497	-	0.0%	2,121	0.8%
Consumer finance	117,764	116,137	-	0.0%	1,627	1.4%
PCD loans	44,297	21,328	905	2.0%	22,064	49.8%
Total loans	$5,807,248	$5,531,489	$174,412	3.0%	$101,347	1.7%

Premier Financial Corp.
(dollars in thousands)
	As of and for the three months ended					Six months ended
Mortgage Banking Summary	6/30/22	3/31/22	12/31/21	9/30/21	6/30/21	6/30/22	6/30/21
Revenue from sales and servicing of mortgage loans:
Mortgage banking gains, net	$1,166	$2,543	$2,774	$5,353	$2,670	$3,710	$8,310
Mortgage loan servicing revenue (expense):
Mortgage loan servicing revenue	1,862	1,879	1,909	1,861	1,887	3,741	3,805
Amortization of mortgage servicing rights	(1,375)	(1,403)	(1,774)	(1,822)	(1,953)	(2,778)	(4,297)
Mortgage servicing rights valuation adjustments	295	1,233	151	783	(447)	1,527	4,873
	782	1,709	286	822	(513)	2,490	4,381
Total revenue from sale/servicing of mortgage loans	$1,948	$4,252	$3,060	$6,175	$2,157	$6,200	$12,691

Mortgage servicing rights:
Balance at beginning of period	$22,189	$22,244	$21,963	$21,682	$21,696	$22,244	$21,666
Loans sold, servicing retained	1,058	1,348	2,056	2,103	1,938	2,407	4,312
Mortgage servicing rights acquired	-	-	-	-	-	-	-
Amortization	(1,375)	(1,403)	(1,774)	(1,822)	(1,953)	(2,778)	(4,297)
Balance at end of period	21,872	22,189	22,245	21,963	21,681	21,873	21,681
Valuation allowance:
Balance at beginning of period	(1,474)	(2,707)	(2,858)	(3,641)	(3,193)	(2,707)	(8,513)
Impairment recovery (charges)	295	1,233	151	783	(447)	1,527	4,873
Balance at end of period	(1,179)	(1,474)	(2,707)	(2,858)	(3,640)	(1,180)	(3,640)
Net carrying value at end of period	$20,693	$20,715	$19,538	$19,105	$18,041	$20,693	$18,041

Allowance Summary
Total loans	$5,890,823	$5,388,331	$5,296,168	$5,269,566	$5,348,400
Less: PPP loans	(4,561)	(18,660)	(58,906)	(143,949)	(287,229)
Total loans ex PPP	$5,886,262	$5,369,671	$5,237,262	$5,125,617	$5,061,171

Allowance for credit losses (ACL)	$67,074	$67,195	$66,468	$73,217	$71,367
Add: Unaccreted purchase accounting marks	3,924	4,652	5,418	7,109	8,003
Adjusted ACL	$70,998	$71,847	$71,886	$80,326	$79,370
ACL/Loans	1.14%	1.25%	1.26%	1.39%	1.33%
Adjusted ACL/Loans ex PPP	1.21%	1.34%	1.37%	1.57%	1.57%